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                                                                     EXHIBIT 5.1

                      [GARDERE & WYNNE, L.L.P. LETTERHEAD]


     (214) 999-3000

     September 17, 1999



     M/A/R/C Inc.
     7850 North Belt Line Road
     Irving, Texas 75063-6098

     Gentlemen:

     We have acted as counsel to M/A/R/C Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of 607,500 shares of Common Stock, $1.00 par value ("Common Stock"), of the Company, of which (i) 500,000 are authorized for issuance under The M/A/R/C Group 1997 Stock Option Plan (With Limited Stock Appreciation Rights) (the "1997 Plan") and (ii) 107,500 are authorized for issuance under warrants which have been issued to certain individuals (the "Warrants").

     We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on September 17, 1999 for the registration under the Securities Act of the 607,500 shares of Common Stock covered by the Plan and the Warrants.

     With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the opinion that the 607,500 shares of Common Stock of the Company which from time to time may be issued under the Plan and the Warrants in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the respective provisions of the Plan and related agreements entered into by the Company


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M/A/R/C Inc.
September 17, 1999
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     and the Warrants, will be duly and validly authorized and issued by the
     Company and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
     Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

     Very truly yours,

     GARDERE & WYNNE, L.L.P.



     By:  /s/ Alan J. Perkins
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          Alan J. Perkins, Partner